UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

April 16, 2015
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The following are brief descriptions of the various agreements entered into by Uni-Pixel, Inc. (“we”, “us” and “our”) and Uni-Pixel Displays, Inc., our wholly owned subsidiary, and such descriptions are qualified in their entirety by the full text of the agreements, which are attached to this Current Report as exhibits.

Atmel Corporation Asset Acquisition and License Agreements

On April 16, 2015 (the “Effective Date”), Uni-Pixel Displays, Inc. (“Displays”) acquired from Atmel Corporation (“Atmel”), pursuant to the terms of a Purchase and Sale Agreement, a Patent License Agreement, an IP License Agreement, a Bill of Sale and Assignment and Assumption Agreement and two leases for real property, certain assets used for the production of capacitive touch sensors comprised of fine lines of copper metal photo lithographically patterned and plated on flexible plastic film (the “Touch Sensors”). $450,000 was paid for the machinery, parts and equipment needed to manufacture the Touch Sensors and the existing inventory on hand. Displays paid this amount with a secured promissory note due on or before the earlier of (i) the second anniversary of the Effective Date or (ii) the sale of equity and/or debt securities after the Effective Date pursuant to which Displays or any affiliate of our receives gross proceeds of no less than $5 million. While the promissory note is secured, the security interest will be subordinate to the security interest held by the Investors, as discussed below. Interest accrues on the unpaid principal amount at a rate equal to 2% per annum compounded semi-annually and is to be paid in arrears semi-annually, commencing with the six-month anniversary of the Effective Date. Displays has granted to Atmel a security interest in the purchased assets and all accounts receivable subsequently arising from Display’s manufacture and sale of Touch Sensors and all proceeds therefrom. Pursuant to the Purchase and Sale Agreement, Displays assumed certain liabilities of Atmel, including open purchase and supply orders, related to the Touch Sensor business.

Through the Patent License Agreement, Atmel licensed to Displays a non-sublicensable, worldwide, royalty-bearing license under its Touch Sensors patents to make or have made, use, offer for sale, sell, and import the Touch Sensors. In consideration for this license, Displays agreed to pay an annual royalty fee during the initial five year term of the license (the “Initial Term”) of the greater of $3.25 million or 3.33% of the total net sales (as defined in the Patent License Agreement) of the Touch Sensors during the Initial Term. Displays has the right to renew the license for a term of 10 years. If Displays exercises this right, the annual royalty fee will consist of 2.5% of the total net sales of the Touch Sensors until it reaches a total of $16.75 million, at which time no further annual royalty fees will be due. Upon execution of the Patent License Agreement, Displays paid a non-refundable, non-returnable prepayment of minimum annual royalty fees of $9.33 million (the “Royalty Prepayment”). The Royalty Prepayment will be applied to the annual royalty fees Displays owes under the Patent License Agreement. If, during the Initial Term, Displays’ cash balances as of the quarter end immediately prior to the date of the royalty period to which an unpaid annual royalty relates is less than $30 million, it may pay the annual royalty fee with a secured promissory note. If Displays decides to pay the annual royalty fee with a secured promissory note, the security interest will be subordinate to the security interest held by the Investors, as discussed below. Atmel has agreed that it will not enter into a license agreement for the licensed patents that is effective prior to the second anniversary of the Effective Date.

Through the IP License Agreement, Atmel licensed to Displays a non-sublicensable, worldwide, royalty-free license to the intellectual property necessary to make or have made, use, offer for sale, sell, and import the Touch Sensors. The term of the IP License Agreement is co-extensive with the term of the Patent License Agreement. Atmel has agreed that it will not enter into a license agreement for the licensed intellectual property that is effective prior to the second anniversary of the Effective Date.

As part of the asset acquisition, Displays also entered into leases with Atmel Corporation for Building 2 and Building 4, both of which are located at 1150 E. Cheyenne Mountain Boulevard, Colorado Springs, Colorado. The term of each lease is 18 months (the “Primary Lease Term”). The term of each lease may be extended for two additional six month periods. During the Primary Lease Term, the initial base rent for each of Building 2 and Building 4 will be $100. During the first renewal term, the monthly base rent for Building 2 will be $5,625 and during the second renewal term the monthly base rent will be $8,437.50. During the first renewal term, the monthly base rent for Building 4 will be $39,375 and during the second renewal term the monthly base rent will be $59,062.50. Aside from the base rent, Displays is responsible for the payment of its share of operating expenses attributable to the buildings, real estate taxes attributable to the buildings, sales and personal property taxes, utilities and additional services provided by Atmel (as defined in the leases). We believe that Building 2 and Building 4 are currently suitable for the operations related to the manufacture and distribution of the Touch Sensors.

Transition Services Agreement

In conjunction with the above-described transaction, Displays and Atmel entered into a Transition Services Agreement. Pursuant to the Transition Services Agreement, Atmel has agreed to provide the following services for the periods described: (i) quality assurance and failure analysis services for the XSense Touch Sensors for a period of six months starting from the Effective Date, (ii) operations services for a period of 30 days starting from the Effective Date and (iii) other services, as those are defined in the Transition Services Agreement, for a period of three months starting from the Effective Date. In exchange for the services, Displays has agreed to pay reasonable and documented direct costs incurred by Atmel in performing the services together with actual out-of-pocket third-party expenses reasonably incurred by Atmel in providing the services. The service fees include, but are not limited to, (a) the actual out-of-pocket employment costs (base salary, payroll taxes and out-of-pocket medical benefits) for the individuals performing the services (based on the actual time expended by such individuals in performing the services), (b) costs of materials, (c) the actual out-of-pocket third-party expenses reasonably incurred by Atmel in providing the services, and (d) direct supervisory and management expenses incurred by Atmel in providing the services. On the Effective Date, we paid $400,000 to Atmel, which was applied against certain designated services.  After this amount has been fully applied, we will pay all other amounts within 30 calendar days after our receipt of an invoice.

CIT Technology Ltd. License Agreements and Manufacturing and Technology Transfer Agreement

On the Effective Date Displays entered into an FLT (Fine Line Technology) Patent License Agreement (the “CIT Patent License Agreement”), an FLT (Fine Line Technology) Intellectual Property License Agreement (the “CIT IP License Agreement”) and a Manufacturing and Technology Transfer Agreement (the “Manufacturing Agreement”) with CIT Technology Ltd. (“CIT”).

Through the CIT Patent License Agreement, CIT licensed to Displays a non-sublicensable, worldwide, royalty-bearing license under its fine line technology (“FLT”) patents to make or have made, use, offer for sale, sell, and import licensed FLT products (the “Licensed Products”), which are defined as capacitive touch sensors comprising fine lines of copper metal printed on flexible plastic film. In consideration for this license, Displays agreed to pay an annual royalty fee during the initial five year term of the license (the “Initial License Term”) of the greater of $1.65 million or 1.67% of the total net sales (as defined in the CIT Patent License Agreement) of the Licensed Products during the Initial License Term. Displays has the right to renew the license for a term of 10 years. If Displays exercises this right, the annual royalty fee will consist of 1.67% of the total net sales of the Licensed Products until it reaches a total of $8.25 million, at which time no further annual royalty fees will be due. Further, the total royalty fees payable for the initial 5 year term and the subsequent 10 year term is capped at $30 million. Upon execution of the CIT Patent License Agreement, Displays paid a non-refundable, non-returnable prepayment of minimum annual royalty fees of $4.67 million (the “CIT Royalty Prepayment”). The CIT Royalty Prepayment will be applied to the annual royalty fees Displays owes under the CIT Patent License Agreement. If, during the Initial License Term, Displays’ cash balances as of the quarter end immediately prior to the date of the royalty period to which an unpaid annual royalty relates is less than $30 million, Displays may pay the annual royalty fee with a secured promissory note. If Displays decides to pay the annual royalty fee with a secured promissory note, the security interest will be subordinate to the security interest held by the Investors, as discussed below. CIT has agreed that it will not enter into a license agreement for the licensed patents as they relate to the Licensed Products that is effective prior to the second anniversary of the Effective Date.

Through the CIT IP License Agreement, CIT licensed to Displays a non-sublicensable, worldwide, royalty-free license to the intellectual property necessary to make or have made, use, offer for sale, sell, and import the Licensed Products. The term of the CIT IP License Agreement is co-extensive with the term of the CIT Patent License Agreement. CIT has agreed that it will not enter into a license agreement for the licensed intellectual property as it relates to the Licensed Products that is effective prior to the second anniversary of the Effective Date.

Through the Manufacturing Agreement, which has a term of six months, Displays has agreed that for a period of 16 consecutive weeks it will order, on a weekly basis, 11,500 linear meters of coated film manufactured by CIT at a cost of $7.90 per linear meter (the “Initial Purchase Order”). Following this order, CIT will use all reasonable efforts to procure production materials for the coated film based on 11,500 linear meters per week for the remainder of the term. If Displays requires a lower volume of coated film, it has agreed to purchase all of CIT’s inventory of materials at cost, to the extent the inventory represents the unused quantity of such materials by reference to the six month forecast. Displays may extend the term of the Manufacturing Agreement to October 31, 2015 by giving CIT 30 days written notice prior to August 31, 2015. If Displays wishes to extend the term of the Manufacturing Agreement until October 31, 2015, the extension will be subject to its purchase of monthly quantities of coated film equivalent to the requirements set out in the Initial Purchase Order. Any requirement for monthly quantities different from those set out in the Initial Purchase Order will be subject to CIT’s prior written agreement.

Because Displays intends to transfer the coated film manufacturing process to the facility in Colorado Springs, Colorado within 100 days of the Effective Date, CIT has agreed to provide reasonable assistance to (i) train the Displays staff at its facilities in Cambridge, England in the operation of the coating line and the manufacture of ink, (ii) make CIT personnel available to travel to the facility in Colorado Springs, Colorado to train Displays’ personnel in the operation of the coating line, (iii) advise Displays on the procurement of inks, chemicals and equipment necessary to manufacture the coated film and (iv) provide Displays with information regarding the chemicals, materials and consumable items needed for the manufacturing process. Any reasonable costs and expenses incurred by CIT in relation to these requirements will be reimbursed to CIT by Displays.

Private Offering of Senior Secured Convertible Notes and Warrants

Concurrent with the consummation of the asset acquisition described above, on the Effective Date and pursuant to a Securities Purchase Agreement, we sold $15 million in Senior Secured Convertible Notes (the “Notes”), together with warrants for the purchase of 1,151,121 shares of our common stock (the “Warrants”), to two accredited investors (the “Investors”). The number of shares of common stock subject to the Warrants equaled 65% of the number of shares of common stock the Investors would receive if the Notes were converted at the Conversion Price (as defined below) on the trading day immediately prior to the Effective Date.

The Notes accrue simple interest at the rate of 9% per year (“Interest”). The Notes together with all accrued and unpaid Interest are due and payable on April 16, 2016 (the “Maturity Date”). The Investors may, at any time, elect to convert the Notes into shares of our common stock at the conversion price, subject to certain beneficial ownership limitations. The conversion price will be $8.47 per share (the “Conversion Price”) , subject to adjustment as set forth in the Notes for stock splits, dividends, recapitalizations and similar events, which equaled 110% of the last closing price of our common stock prior to the execution and delivery of the Securities Purchase Agreement.

Each of the Notes is subject to voluntary conversion, in whole or in part, into shares of our common stock at the option of the Investors.

Provided there has been no Equity Conditions Failure, as defined in the Notes, we will pay the Installment Amount, as defined in the Notes, by converting all or some of the Installment Amount into common stock (a “Company Conversion”). However, we may also, at our option, pay the Installment Amount by redeeming the Installment Amount in cash (a “Company Redemption”) or by any combination of a Company Conversion and a Company Redemption.

If we elect to redeem the Installment Amount, the Investors have the right to accelerate payment on each monthly redemption date of up to two monthly redemption amounts upon written notice to us. The Investors also have the right to defer payment of a monthly redemption amount.

Following an Event of Default, as defined in the Notes, the Investors may require us to redeem all or any portion of the Notes. The redemption amount may be paid in cash or with shares of our common stock, at the election of the Investor, at a price equal to the Event of Default Redemption Price, as defined in the Notes.

The Warrants have a five-year term and a per share exercise price of $9.63, subject to adjustment as set forth in the Warrants, which equaled 125% of the closing price of our common stock prior to the Effective Date. If, after the Effective Date, we issue or sell, or are deemed to have issued or sold, any shares of common stock (with the exception of certain Excluded Securities, as those are defined in the Warrants) for a consideration per share less than a price equal to the exercise price of the Warrants in effect immediately prior to such issue or sale (or deemed issuance or sale) (a “Dilutive Issuance”), then immediately after the Dilutive Issuance, (x) if the Dilutive Issuance occurs prior to the one year anniversary of the Effective Date, then the exercise price then in effect will be reduced to an amount equal to the product of (A) the exercise price in effect immediately prior to the Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the exercise price in effect immediately prior to the Dilutive Issuance and the number of Common Shares Deemed Outstanding (as defined in the Warrants) immediately prior to the Dilutive Issuance plus (II) the consideration, if any, received by us on such Dilutive Issuance, by (2) the product derived by multiplying (I) the exercise price in effect immediately prior to the Dilutive Issuance by (II) the number of Common Shares Deemed Outstanding immediately after the Dilutive Issuance and (y) if the Dilutive Issuance occurs after the one year anniversary of the Effective Date but within five years of the Effective Date, the exercise price then in effect will be reduced to an amount equal to the price of the shares of common stock issued in the Dilutive Issuance. The Warrants will be exercisable for cash, but if a prospectus covering the shares of common stock underlying the Warrants is not available, the Investors may exercise the Warrants using a cashless exercise provision. The Warrants may not be exercised if, after giving effect to the exercise, the Investor would beneficially own in excess of 4.99% or 9.99% of the outstanding shares of common stock, depending on the Investor. At the Investor’s option, the cap applicable to the exercise of the Warrants may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to us.

Pursuant to a Pledge and Security Agreement (the “Security Agreement”) we entered into in favor of Hudson Bay Fund LP as Collateral Agent, the Notes are secured by a perfected first priority security interest in all of our assets and are senior in right of payment to all of our existing and future indebtedness, subject to Permitted Liens, as defined in the Notes. With the exception of Permitted Liens, we have agreed that we will not grant a security interest in our assets so long as the Notes remain outstanding and that we will not incur any new debt except for Permitted Indebtedness, as that term is defined in the Notes.

In conjunction with the issuance of the Notes and the Warrants, we entered into a Registration Rights Agreement pursuant to which we agreed to file a registration statement covering the sum of (i) 200% of the maximum number of shares underlying the Notes and (ii) the maximum number of shares underlying the Warrants (the “Registrable Securities”). We have agreed to keep any registration statement we file pursuant to the Registration Rights Agreement effective until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by the Registration Statement without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) or (ii) the date on which the Investors shall have sold all of the securities covered by such Registration Statement.

We are to use our reasonable best efforts to have the registration statement declared effective within 90 days after the Effective Date (the “Registration Statement Effective Date”). If we fail to register the Registrable Securities or the registration statement is not declared effective by the SEC before the Registration Statement Effective Date, or if on any day after the Registration Statement Effective Date, sales of the Registrable Securities required to be included on the Registration Statement cannot be made (collectively, a “Registration Default”), we will pay to each Investor an amount in cash equal to 1% of the aggregate Purchase Price (as that term is defined in the Securities Purchase Agreement) of the Investor’s Registrable Securities, whether or not the Registrable Securities were included in the registration statement, and 1% per month (or a portion thereof pro rata) that the Registration Default continues to exist.  We are not required to make these payment if, when a Registration Default occurs, the Investors can freely sell our common stock pursuant to Rule 144 without restriction or limitation.

Investors in the offering have the right to participate for no less than 35% of any future offering of our equity or equity equivalent securities until the second anniversary of the Effective Date.

Pursuant to the terms of the Securities Purchase Agreement, we have agreed to seek shareholder approval within 60 days of the Effective Date for the issuance of all shares underlying the Notes and the Warrants, as required by NASDAQ Listing Rule 5635(d). So long as shareholder approval is obtained within 60 days of the Effective Date and so long as we have satisfied, or the Investors have waived, certain conditions set forth in the Securities Purchase Agreement, the Investors have committed to investing an additional $5 million of Notes that will be funded on our request within 10 trading days of (a) our receipt shareholder approval and (b) the Registration Statement Effective Date. If such additional Notes are purchased, the number of shares of common stock issuable pursuant to the Warrants will be automatically increased pursuant to their terms.

We have agreed to keep at least $6 million ($8 million if the additional $5 million is funded) of unrestricted cash on our balance sheet at all times until the Maturity Date or until the outstanding principal amount of the Notes is less than $6 million (or less than $8 million if the additional $5 million is funded), at which time the amount of unrestricted cash we are required to keep on our balance sheet will be adjusted downward, dollar for dollar.

As additional security for repayment of the Notes, Displays entered into to a Guarantee Agreement in favor of the Investors.

Our Chief Executive Officer, Chief Financial Officer and certain of our directors have executed lock-up agreements pursuant to which they have agreed that they will not, for a period of 90 days from the Trigger Date, as defined in the Securities Purchase Agreement, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of our common stock or common stock equivalents; enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of common stock belonging to them; make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or common stock equivalents; or publicly disclose the intention to do any of the foregoing.

Cowen and Company, LLC acted as our financial advisor in the acquisition of the assets and as our placement agent in the financing transaction.  We paid Cowen and Company, LLC approximately $1.625 million for these services.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

We incorporate by reference the discussions included at Item 1.01 above titled “Atmel Corporation Asset Acquisition and License Agreements” and “CIT Technology Ltd. License Agreements and Manufacturing and Technology Transfer Agreement”.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

We incorporate by reference the discussion included at Item 1.01 above.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

We incorporate by reference the discussion included at Item 1.01 above titled “Private Offering of Senior Secured Convertible Notes”. We relied on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act to offer and sell the Notes and Warrants inasmuch as the offer and sale was made to accredited investors only and we did not undertake any form of general solicitation or general advertising.

ITEM 7.01	REGULATION FD DISCLOSURE.

On April 17, 2015, we issued a press release relating to the transactions referenced in Item 1.01 above, a copy of which is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference. The press release is furnished under this Item 7.01 and shall not be deemed filed with the U.S. Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the press release shall not be incorporated by reference into any filing we make regardless of general incorporation language in such filing, unless expressly incorporated by reference in such filing

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial statements of businesses acquired. No financial statements are being filed with this report. Financial statements required to be filed as exhibits to this report will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b)           Pro forma financial information. No pro forma financial information is being filed with this report. The pro forma financial information required to be filed as an exhibit to this report will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(d)           Exhibits.

10.1	Purchase and Sale Agreement by and between Uni-Pixel Displays, Inc. as Buyer and Atmel Corporation as Seller
10.2	XSense Patent License Agreement between Uni-Pixel Displays, Inc. and Atmel Corporation
10.3	XSense Intellectual Property License Agreement between Uni-Pixel Displays, Inc. and Atmel Corporation
10.4	Transition Services Agreement between Uni-Pixel Displays, Inc. and Atmel Corporation
10.5	Lease Agreement by and between Atmel Corporation as Lessor and Uni-Pixel Displays, Inc. as Lessee (Building 2)
10.6	Lease Agreement by and between Atmel Corporation as Lessor and Uni-Pixel Displays, Inc. as Lessee (Building 4)
10.7	Secured Promissory Note
10.8	Bill of Sale and Assignment and Assumption Agreement
10.9	FLT (Fine Line Technology) Patent License between Uni-Pixel Displays, Inc. and CIT Technology Limited
10.10	FLT (Fine Line Technology) Intellectual Property License between Uni-Pixel Displays, Inc. and CIT Technology Limited
10.11	Agreement for the Provision of Manufacturing and Technology Transfer Services between CIT Technology Limited and Uni-Pixel Displays, Inc.
10.12	Form of Securities Purchase Agreement between Uni-Pixel, Inc. and the investors listed on the Schedule of Buyers
10.13	Form of Senior Secured Convertible Note
10.14	Form of Registration Rights Agreement between Uni-Pixel, Inc. and the investors listed on the Schedule of Buyers
10.15	Form of Warrant
10.16	Pledge and Security Agreement made by Uni-Pixel, Inc. and Uni-Pixel Displays, Inc. in favor of Hudson Bay Master Fund Ltd. as Collateral Agent
10.17	Guaranty Agreement issued by Uni-Pixel Displays, Inc. in favor of the investors listed on the Schedule of Buyers
10.18	Form of Lock-Up Agreement
99.1	Press release issued April 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Uni-Pixel, Inc.
(Registrant)

Date: April 17, 2015	By:	/s/ Jeff Tomz
Jeff Tomz
Chief Financial Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K

Exhibit No.	Description

10.1	Purchase and Sale Agreement by and between Uni-Pixel Displays, Inc. as Buyer and Atmel Corporation as Seller
10.2	XSense Patent License Agreement between Uni-Pixel Displays, Inc. and Atmel Corporation
10.3	XSense Intellectual Property License Agreement between Uni-Pixel Displays, Inc. and Atmel Corporation
10.4	Transition Services Agreement between Uni-Pixel Displays, Inc. and Atmel Corporation
10.5	Lease Agreement by and between Atmel Corporation as Lessor and Uni-Pixel Displays, Inc. as Lessee (Building 2)
10.6	Lease Agreement by and between Atmel Corporation as Lessor and Uni-Pixel Displays, Inc. as Lessee (Building 4)
10.7	Secured Promissory Note
10.8	Bill of Sale and Assignment and Assumption Agreement
10.9	FLT (Fine Line Technology) Patent License between Uni-Pixel Displays, Inc. and CIT Technology Limited
10.10	FLT (Fine Line Technology) Intellectual Property License between Uni-Pixel Displays, Inc. and CIT Technology Limited
10.11	Agreement for the Provision of Manufacturing and Technology Transfer Services between CIT Technology Limited and Uni-Pixel Displays, Inc.
10.12	Form of Securities Purchase Agreement between Uni-Pixel, Inc. and the investors listed on the Schedule of Buyers
10.13	Form of Senior Secured Convertible Note
10.14	Form of Registration Rights Agreement between Uni-Pixel, Inc. and the investors listed on the Schedule of Buyers
10.15	Form of Warrant
10.16	Pledge and Security Agreement made by Uni-Pixel, Inc. and Uni-Pixel Displays, Inc. in favor of Hudson Bay Master Fund Ltd. as Collateral Agent
10.17	Guaranty Agreement issued by Uni-Pixel Displays, Inc. in favor of the investors listed on the Schedule of Buyers
10.18	Form of Lock-Up Agreement
99.1	Press release issued April 17, 2015